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                                                             EXHIBIT 1.A.(10)(b)

                                        Variable Life Insurance Service Center
                                        P.O. Box 9025
                                        Springfield, MA  01102-9025


                         APPLICATION FOR REINSTATEMENT

This is an application to Merrill Lynch Life Insurance Company, a life insurance company domiciled in Little Rock, Arkansas for the reinstatement of life insurance contract number _________________ on the life of ____________________________, the Former Insured.


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TERMS FOR
REINSTATEMENT      Except as stated below, the Former Insured:

                 1.   Is presently employed as a(n): ___________________
                 2.   Is in good health.
                 3.   Is free from all disease and deformities.
                 4. Has not, within the past 24 months, consulted any physician or practitioner, been a patient in any hospital, institution, sanitorium or suffered any illness or bodily injury.
                 5. Has not applied for, or requested reinstatement of health or life insurance since the above policy was issued which has been declined or is now pending.

                 If there are any exceptions to the above, please provide details on the lines below:

                 ---------------------------------------------------------------

                 ---------------------------------------------------------------

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AUTHORIZATION    To help determine my insurability, I authorize:


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                          - Any physician, hospital, other medical
                            practitioner or facility, insurance company or the Medical Information Bureau to release to Merrill Lynch and its reinsurers information about my health or the health of any of my minor children who are to be insured.
                          - Any employer, business associate, financial
                            institution, consumer reporting agency or government unit to release to Merrill Lynch and its reinsurers any information about my occupation, avocation, finances, driving record, character and reputation or that of my minor children who are to be insured.
                          - Merrill Lynch to obtain investigative consumer
                            reports, if appropriate.
                          - Merrill Lynch to report information about my
                            insurability or that of any of my minor children to its reinsurers and to the Medical Information Bureau.

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REINSTATEMENT SIGNATURES                   AUTHORIZATION:

I hereby apply for reinstatement           I understand that I have the
of the above contract and agree            right to learn the content
that the above statements are              and receive a copy of any
true to the best of my knowledge           information obtained by
and belief.                                Merrill Lynch pursuant to
                                           this authorization and that a
                                           copy of this authorization
----------------------------------         is as valid as the original.
Signature of Former Insured Date           acknowledge receipt of the
                                           the Fair Credit Reporting
----------------------------------         Act and Medical Information
Signature of Contract Owner  Date          Bureau Notices (located on
(If other than the Former Insured.         the reverse side of this
If jointly owned, both owners must         form and that this
sign.)                                     authorization is valid for
                                           2 1/2 years from the date
                                           this form is signed.


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                                        --------------------------------
                                        Former Insured              Date

                                        --------------------------------
                                        Applicant/Owner             Date


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MERRILL LYNCH LIFE INSURANCE COMPANY

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NOTICES TO THE PROPOSED INSURED
LEAVE THIS FORM WITH CLIENT.

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MEDICAL
INFORMATION
BUREAU NOTICE    Information on your insurability will be treated as
                 confidential. However, we may make a brief report on our conclusions to the Medical Information Bureau, a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage, or submit a claim for benefits to such company, that company may request the Bureau to provide information in your file. If you ask, the Bureau will provide your physician with any information it has on you. If you believe the information is inaccurate, you may contact the bureau and seek a correction in accordance with procedures similar to those set forth in the Federal Fair Credit
                 Reporting Act. The address of the Bureau's information office is Post Office Box 105, Essex Station, Boston, MA 02112. The telephone number is (617) 426-3660.

                 We may also release information in our files to our reinsurers and to other life insurance companies to whom you may apply for life or health insurance or to whom you may submit a claim.

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FAIR CREDIT
REPORTING ACT    In connection with our underwriting of this application, we may conduct an investigative consumer report on the proposed insured. This report, if requested, will contain information on your character, general reputation, personal


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                 characteristics, and mode of living.  This information may be obtained through personal interviews with you, your neighbors, friends and acquaintances, or through telephone interviews with you or a member of your household. You may ask to be interviewed in connection with this report.

                 Any information obtained in this report would be for business purposes only. No information will be revealed to any person contacted for the purpose of completing the report. You may request and receive a copy of this investigative consumer report. If you would like additional information on the nature and extent of the investigation, we will be pleased to provide it to you. Send your written request to Merrill Lynch's Variable Life Service Center, P.O. Box 9025, Springfield, MA 01102-9025.

                 Please be sure to include your full name, date of birth and any applicable policy numbers.

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AUTHORIZATION
BY PROPOSED
INSURED IN SIGNING THE APPLICATION, YOU'VE AUTHORIZED THE FOLLOWING TO HELP DETERMINE INSURABILITY:
                 - any physician, hospital, other medical practitioner or facility, insurance company and the Medical Information Bureau (see Notice above) to release to Merrill Lynch and its reinsurers information about your health or the health of any of your minor children who are to be insured;
                 - any employer, business associate, financial institution, consumer reporting agency, government unit, and the Medical Information Bureau (see Notice above) to release to Merrill Lynch and its reinsurers information about your occupation, avocation, finances, driving record, character and reputation or that of your minor children who are to be insured;



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                 -        Merrill Lynch to obtain investigative consumer
                          reports, if appropriate; and
                 - Merrill Lynch to report information about the insurability of you or any of your minor children to its reinsurers and to the Medical Information Bureau, as described in the statement of Merrill Lynch's underwriting procedures (see Notice above).

                          You understand that you have the right to learn the content and receive a copy of any such report. You agree that a photographic copy of the authorization is as valid as the original. You acknowledge receipt of the Fair Credit Reporting Act and Medical Information Bureau Notices. You agree the authorization is valid for two and one half years from the date the application was signed.


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